Exhibit 16.1

December 31, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of 89bio, Inc. Form 8-K dated December 31, 2019, and have the following comments:

1.	We agree with the statements made in the 2nd, 3rd and 4th paragraphs on page 3 therein.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Brightman Almagor Zohar & Co.

A Firm in the Deloitte Global Network